Exhibit 10.2

INTERNATIONAL TEXTILE GROUP, INC.

(f/k/a Safety Components International, Inc.)

EQUITY INCENTIVE PLAN

As Amended and Restated Effective

11:59 p.m., Eastern Time, October 20, 2006

1. Purpose. The purpose of this Amended and Restated International Textile Group, Inc. Equity Incentive Plan (the “Plan”) is to assist International Textile Group, Inc., a Delaware corporation, which was formerly known as Safety Components International, Inc., and its direct and indirect subsidiaries (including, without limitation, ITG Holdings, Inc., which was formerly known as International Textile Group, Inc., and its subsidiaries), in attracting, retaining, and rewarding high-quality executives, employees, and other persons who provide services to the Company and/or its subsidiaries, by enabling these persons to acquire or increase a proprietary interest in the Company.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

(a) “Award” means an award of Options, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units granted under the Plan.

(b) “Beneficiary” means the person, persons, trust or trusts who or which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Company or ITG Holdings, Inc. to receive the benefits specified under the Plan upon such Participant’s death or to which Options are transferred if and to the extent permitted under Section 10(c) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(c) “Board” means the Board of Directors of the Company.

(d) “Change of Control” means the happening of any of the following events:

(1) Before an IPO, the acquisition by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) other than a WLR Affiliate of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 39% or more of either (A) the then-outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); or

(2) After an IPO, the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the Outstanding Company Common Stock or (B) the Outstanding Company Voting Securities, provided, however, that neither of the following acquisitions shall constitute a Change in Control: (i) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Company controlled by the Company; or (ii) any acquisition by any corporation pursuant to a transaction described in clauses (A), (B) and (C) of paragraph (4) of this Section 2(e); or

(3) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided, however, that any individual becoming a director subsequent to such effective date whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(4) Approval by the stockholders of the Company of a reorganization, merger, share exchange or consolidation (a “Business Combination”), unless, in each case following such Business Combination: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation Company except to the extent that such Person owned 25% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the Business Combination; and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(5) Approval by the stockholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which, following such sale or other disposition: (i) more than 50% of, respectively, the then-outstanding shares of common stock of such corporation and the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (ii) less than 25% of, respectively, the then outstanding shares of common stock of such Company and the combined voting power of the then outstanding voting securities of such Company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such Company), except to the extent that such Person owned 25% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition; and (iii) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board; or

(6) A redemption by the Company of 25 percent (25%) or more of the stock owned, as of the effective date, by all WLR Affiliates.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(f) “Committee” means, prior to 11:59 p.m., Eastern Time, on October 20, 2006, the Compensation Committee of the Board of Directors of ITG Holdings, Inc., or its delegate, and, following such time, the Compensation Committee of the Board, or its delegate.

(g) “Common Stock” means, prior to 11:59 p.m., Eastern Time, on October 20, 2006, the common stock of ITG Holdings, Inc. and, following such time, the common stock of the Company, and such other securities as may be substituted (or resubstituted) for Common Stock pursuant to Section 10(d) hereof.

(h) “Company” means, prior to 11:59 p.m., Eastern Time, on October 20, 2006, ITG Holdings, Inc., which was formerly known as International Textile Group, Inc., and, following such time, International Textile Group, Inc., which was formerly known as Safety Components International, Inc.

(i) “Effective Date” means May 4, 2005.

(j) “Eligible Employee” means each Executive Officer and other officers and employees of the Company or of any direct or indirect subsidiary (including, without limitation, ITG Holdings, Inc. or any subsidiary thereof), including employees who may also be directors of the Company, who are designated as eligible to participate in the Plan by the Committee. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary for purposes of eligibility for participation in the Plan. Eligible Employees also include officers and employees of International Textile Holdings, Inc., so long as it is the majority owner of the Company’s capital stock, and of the majority-owned subsidiaries of International Textile Holdings, Inc., including employees who may also be directors of International Textile Holdings, Inc., who are designated as eligible to participate in the Plan by the Committee.

(k) “Employment Agreement” means, with respect to any Participant, any written agreement executed by the Participant and the Company or any affiliate thereof (including, without limitation, ITG Holdings, Inc. or its direct or indirect subsidiary) setting forth the specific terms and conditions of the Participant’s employment with the Company or any affiliate thereof.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(m) “Executive Officer” means an executive officer of the Company as defined under the Exchange Act.

(n) “Fair Market Value” means the fair market value of Common Stock as determined by the Committee in good faith and in accordance with any relevant statutes, regulations or other applicable governmental guidance.

(o) “Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Code section 422 or any successor provision thereto.

(p) “Initial Public Offering “ or “IPO” means a registered public offering of Common Stock that results in twenty percent (20%) or more of the Common Stock being owned by members of the public.

(q) “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Board, Options, Restricted Stock and dividend credits pursuant to this Plan. Management objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the subsidiary, division, department, region or function within the Company or subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other corporations. If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Board deems appropriate and equitable.

(r) “Option” means a right, granted to a Participant under Section 6 hereof, to purchase Common Stock at a specified price during specified time periods.

(s) “Participant” means an Eligible Employee who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Employee.

(t) “Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 9 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

(u) “Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 9 of this Plan.

(v) “Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 9 of this Plan.

(w) “Restricted Stock” means Common Stock awarded to a Participant in accordance with the provisions of Section 7 of the Plan.

(x) “Restricted Stock Units” means an Award made pursuant to Section 8 of this Plan of the right to receive shares of Common Stock at the end of a specified Restriction Period.

(y) “WLR Affiliate” means any Person which is controlled by WL Ross & Co. LLC (“WLR”) or any fund managed by WLR or in which WLR or any fund managed by WLR directly or indirectly owns fifteen percent (15%) or more of the outstanding equity interests of such Person, other than the Company and any of the Company’s subsidiaries or any Person in which the Company directly or indirectly owns fifteen percent (15%) or more of the outstanding equity interests.

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to: interpret the provisions of the Plan; select Eligible Employees to become Participants; make Awards; determine the type, number and other terms and conditions of, and all other matters relating to, Awards; prescribe Award agreements (which need not be identical for each Participant); adopt, amend and rescind rules and regulations for the administration of the Plan; construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein; and make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Except as otherwise determined by the Board, unless the context otherwise requires, all actions and determinations that the Plan contemplates that the Board may take may be taken by the Committee in its stead.

(b) Manner of Exercise of Committee Authority. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, Participants, Beneficiaries, transferees under Section 10(c) hereof or other persons claiming rights from or through a Participant, and shareholders. The Committee shall exercise its authority only by a majority vote of its members at a meeting or without a meeting by a writing signed by a majority of its members. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform administrative functions to the extent permitted under applicable law. The Committee may appoint agents to assist it in administering the Plan.

(c) Limitation of Liability. The Committee and each member thereof shall be entitled, in good faith, to rely or act upon any report or other information furnished to it, him or her by any Executive Officer, other officer or employee of the Company or a subsidiary, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or a subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

(d) No Further Awards Under the Plan. Notwithstanding anything in this Plan to the contrary, no Awards shall be made under this Plan after 11:59 p.m., Eastern Time, on October 20, 2006.

4. Stock Subject to Plan.

(a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(d) hereof, a total of 616,000 shares of Common Stock shall be reserved and available for delivery in connection with Awards under the Plan. Any shares of Common Stock delivered under the Plan shall consist of authorized and issued or unissued shares. Subject to the adjustments provided in Section 10(d) hereof, no contraction of the number of shares of Common Stock outstanding will affect the validity or enforceability of any Awards then outstanding.

(b) Application of Limitation to Grants of Awards. No Award may be granted if the number of shares of Common Stock to be delivered in connection with such Award exceeds the number of shares of Common Stock remaining available under the Plan minus the number of shares of Common Stock issuable in settlement of or relating to then-outstanding Options. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting and make adjustments if the number of shares of Common Stock actually delivered differs from the number of shares previously counted in connection with an Option.

(c) Availability of Shares Not Delivered under Awards. Shares of Common Stock subject to an Award under the Plan which Award is canceled, expired, forfeited or otherwise terminated without a delivery of shares to the Participant or with the return to the Company of shares previously delivered, including the number of shares surrendered in payment of any taxes relating to any Award, will again be available for Awards under the Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation.

5. Eligibility. Awards may be granted under the Plan only to Eligible Employees.

6. Terms of Options.

(a) General. Options may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Option or the exercise thereof, at the date of grant, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Options in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Option. The Committee shall (subject to Section 10(g)) retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Option that is not mandatory under the Plan.

(b) Specific Terms of Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(1) Exercise Price. The exercise price per share of Common Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Common Stock on the date of grant of such Option.

(2) Vesting. Each Participant shall acquire a nonforfeitable right to Options awarded to him in accordance with the provisions of the agreement evidencing the Award of the Options.

(3) Time and Method of Exercise. The Committee shall determine, at the date of grant or thereafter, the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on completion of future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash or Common Stock held for more than six months, and the methods by or forms in which Common Stock will be delivered or deemed to be delivered to Participants. The specific circumstances under which a Participant may exercise an Option will be set forth in the agreement evidencing the award of the Option to the Participant.

(4) ISOs. ISOs may be granted only to those Eligible Employees who are entitled to acquire incentive stock options from the Company under Code section 422. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code section 422. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Code section 422, unless the Participant has first requested the change that will result in such disqualification. An Option granted under the Plan will be an ISO only if the agreement evidencing the award of the Option specifically states that the Option is to be an ISO; if the Agreement does not so state, the Option will be a nonqualified stock option. In addition, an Option may be an ISO only if it is awarded within ten years after the Effective Date.

(5) Term of Options. The term of each Option shall be for such period as may be determined by the Committee, provided that in no event shall the term of any Option exceed a period of ten years (or such shorter term as may be required in respect of an ISO under Code section 422).

7. Terms of Restricted Stock Awards.

(a) General. Shares of Restricted Stock may be granted on the terms and conditions set forth in this Section 7. In addition, the Committee may impose on any Award of Restricted Stock, at the date of grant, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of shares of Restricted Stock in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her shares of Restricted Stock. The Committee shall (subject to Section 10(g)) retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award of shares of Restricted Stock that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Delaware law, no consideration other than services may be required for the grant of any shares of Restricted Stock.

(b) Vesting. Each Participant shall acquire a nonforfeitable right to shares of Restricted Stock awarded to him in accordance with the provisions of the agreement evidencing the Award of the Restricted Stock.

(c) Ownership Rights. Subject to the terms of the Plan, to divestment based on the forfeiture restrictions applying to an Award of Restricted Stock and to the other terms of the Award agreement, (i) Restricted Stock granted pursuant to an Award shall for all purposes be issued and outstanding shares of Common Stock, and (ii) the Participant shall be the record owner of the Restricted Stock granted by the Award, shall have the right to vote the Restricted Stock as Common Stock on any matter upon which holders of Common Stock are entitled to vote, and shall be entitled to dividends and distributions on the Restricted Stock which are payable with respect to outstanding shares of Common Stock.

8. Terms of Restricted Stock Units.

(a) Agreement to Grant Stock. Each such grant or sale shall constitute the agreement by the Company to deliver shares of Common Stock to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Restriction Period as the Board may specify.

(b) Exercise Price. Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Fair Market Value at the date of grant.

(c) Restrictions. Each such grant or sale shall be subject to such forfeiture and other restrictions as may be determined by the Board at the date of grant, and may provide for the lapse or other modification of such restrictions in the event of a Change of Control.

(d) Voting and Dividend Rights. While and to the extent that forfeiture restrictions apply to an Award, the Participant shall have no right to transfer any rights under his or her Award and shall have no rights of ownership in the Restricted Stock Units and shall have no right to vote them, but the Board may, at or after the date of grant, authorize the payment of dividend equivalents on the shares underlying such units on either a current or deferred or contingent basis, either in cash, in additional shares of Common Stock, or in other rights or property.

9. Performance Shares and Performance Units.

(a) Agreement to Grant Units. Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors.

(b) Performance Periods. The Performance Period with respect to each Performance Share or Performance Unit shall be such period of time (not less than three years, except in the event of a Change of Control, if the Board shall so determine) commencing with the date of grant as shall be determined by the Board on the date of grant.

(c) Specification of Performance Goals. Any grant of Performance Shares or Performance Units shall specify Management Objectives which, if achieved, will result in payment or early payment of the Award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and shall set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units shall specify that, before the Performance Shares or Performance Units shall be earned and paid, the Board must certify that the Management Objectives have been satisfied.

(d) Time and Form of Payment. Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Common Stock or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(e) Limitations on Awards. Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Board at the Date of Grant. Any grant of Performance Units may specify that the amount payable or the number of shares of Common Stock issued with respect thereto may not exceed maximums specified by the Board at the date of grant.

(f) Dividend Equivalents. The Board may, at or after the date of grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current or deferred or contingent basis, either in cash, in additional shares of Common Stock or in other rights or property.

10. General Provisions.

(a) Change of Control. Notwithstanding any provision of the Plan to the contrary and unless otherwise provided in the applicable Award agreement, in the event of any Change of Control:

(1) Any Option carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change of Control and shall remain exercisable and vested for the balance of the stated term of such Option without regard to any termination of employment by the Participant, subject only to (A) applicable restrictions set forth in Section 10(b) and (c) hereof and (B) the Board’s right to cancel all Options and, if an Option in the Board’s judgment has value based on its exercise price, provide for a payment of the aggregate spread in the cancelled Options; and

(2) Any Award of Restricted Stock or Restricted Stock Units shall become fully vested.

(b) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Common Stock or payment of other benefits under any Option until completion of such registration or qualification of such Common Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Common Stock or other securities of the Company may in the future be listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Common Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(c) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and Options or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Options (other than ISOs) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Option, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Option agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(d) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, or other property), capital contribution, recapitalization, forward or reverse split, reorganization, merger, acquisition, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other corporate transaction or event affects the Common Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (1) the number and kind of shares of Common Stock which may be delivered in connection with Awards granted thereafter, (2) the number and kind of shares of Common Stock subject to or deliverable in respect of outstanding Options and (3) the exercise price, grant price or purchase price relating to any Option and/or make provision for payment of cash or other property in respect of any outstanding Option. In addition, the Committee is authorized to make such adjustments in the terms and conditions of, and the criteria included in, Awards as the Committee deems equitable in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or any business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant.

(e) Foreign Employees. In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

(f) Taxes. The Company and any affiliate is authorized to withhold from any payment to a Participant amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations (not to exceed the minimum statutorily required tax withholding), either on a mandatory or elective basis in the discretion of the Committee.

(g) Changes to the Plan and Awards. The Board, or the Committee acting pursuant to such authority as may be delegated to it by the Board, may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan, provided that, without the consent of an affected Participant, except as otherwise contemplated by the Plan or the terms of an Award agreement, no such Board action may materially and adversely affect the rights of a Participant under any previously granted and outstanding Award. Except as otherwise provided in the Plan, the Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, provided that, without the consent of an affected Participant, except as otherwise contemplated by the Plan or the terms of an Award agreement, no Committee action may materially and adversely affect the rights of such Participant under such Award.

(h) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Employee or Participant the right to continue as an Eligible Employee or Participant or in the employ or service of the Company or a subsidiary (including, without limitation, ITG Holdings, Inc. and its direct and indirect subsidiaries), (ii) interfering in any way with the right of the Company or a subsidiary to terminate any Eligible Employee’s or Participant’s employment or service at any time, (iii) giving an Eligible Employee or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred shares of Common Stock in accordance with the terms of an Option or an Award of Restricted Stock.

(i) Nonexclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other compensation and incentive arrangements for employees, agents and brokers of the Company and its subsidiaries as it may deem desirable.

(j) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of a share of Common Stock or Option with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration.

(k) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with Delaware law, without giving effect to principles of conflicts of laws, and applicable federal law.

(l) Plan Effective Date. The Plan has been adopted by the Board as of the Effective Date.